Exhibit 10.2.1

AMENDMENT NO. 1 TO

COINSURANCE AGREEMENT

This AMENDMENT NO. 1 TO COINSURANCE AGREEMENT (this “Amendment”), is made and entered into as of September 30, 2020, by and between Jackson National Life Insurance Company, a Michigan life insurance company (the “Cedant”), and Athene Life Re Ltd., a Class E insurer under the Bermuda Insurance Act 1978 (the “Reinsurer”).

PRELIMINARY STATEMENTS

A.    The parties entered into that certain Coinsurance Agreement, dated as of June 18, 2020 (the “Coinsurance Agreement”); and

B.    In connection with the Cedant’s, the Reinsurer’s and the Investment Manager’s discussions concerning the preparation of Required Hedge Documentation (as defined below) with IMA Hedge Counterparties (as defined below) that are subject to the approval of the Company in accordance with the Hedge Guidelines (as defined below), the Cedant and the Reinsurer desire to amend the Coinsurance Agreement pursuant to Section 18.07 of the Coinsurance Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties to this Amendment agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01    Amendment to Section 1.01. Section 1.01 of the Coinsurance Agreement is hereby amended by adding the following defined terms in their alphabetical order:

“Excess Margin Collateral” means (i) the amount of additional collateral, if any, required to be posted by the Funds Withheld Account under the Required Hedge Documentation in favor of the applicable IMA Hedge Counterparty as a result of the use of corporate bonds or any other assets (other than cash) to satisfy all margin collateral requirements for Hedges in excess of the collateral that would otherwise be required to be posted by the Funds Withheld Account in favor of the applicable IMA Hedge Counterparty if only cash collateral was utilized to satisfy such IMA Hedge Counterparty’s margin collateral requirements, plus (ii) without duplication of the amount under clause (i), the amount posted by the Funds Withheld Account under the Required Hedge Documentation in favor of the applicable IMA Hedge Counterparty to satisfy any initial margin required for the Hedges under such Required Hedge Documentation.

“Hedges” shall have the meaning ascribed thereto in the Investment Management Agreement.

“Hedge Guidelines” shall have the meaning ascribed thereto in the Investment Management Agreement.

“IMA Hedge Counterparties” shall have the meaning ascribed thereto in the Investment Management Agreement.

“Required Hedge Documentation” shall have the meaning ascribed thereto in the Investment Management Agreement.

Section 1.02    Amendment to the definition of “Required Trust Balance”. The definition of “Required Trust Balance” set forth in Section 1.01 of the Coinsurance Agreement is hereby replaced in its entirety by the following:

“Required Trust Balance” means, as of any date of determination, an amount equal to (a) (i) the Required Trust Percentage multiplied by (ii) (A) the Reserves as of such date of determination (as set forth in the report delivered by the Cedant to the Reinsurer pursuant to Section 5.02(b)), plus (B) (x) prior to the occurrence of a Triggering Event, the Ceded IMR (as set forth in the report delivered by the Cedant to the Reinsurer pursuant to Section 5.02(b)) and (y) during the continuance of a Triggering Event, the Triggering Event IMR (as set forth in the report delivered by the Cedant to the Reinsurer pursuant to Section 5.02(b)), minus (b) the Maximum Additional Letter of Credit Amount, minus (c) the aggregate purchase cost as of such date of determination of any in-force Reinsurer Hedges (as set forth in the report delivered by the Reinsurer to the Cedant pursuant to Section 5.01(c)), minus (d) an amount equal to the excess of (i) the aggregate face amount of any Letters of Credit as of such date of determination over (ii) the Additional Letter of Credit Amount as of such date of determination, minus (e) the Funds Withheld Balance, minus (f) the aggregate remaining unamortized balance of all Excess Loss Payments, if any, as of such date of determination, plus (g) the Excess Margin Collateral as of such date of determination (as set forth in the report delivered by the Cedant to the Reinsurer pursuant to Section 5.02(b)).

Section 1.03    Amendment to Schedule 5.02(b)(ii). Schedule 5.02(b)(ii) to the Coinsurance Agreement (the Required Balance Statement) is hereby replaced in its entirety by Schedule 5.02(b)(ii) attached hereto.

Section 1.04    Amendment to Exhibits C-1 and C-2. Exhibit C-1 (Funds Withheld Investment Guidelines (Pre-Triggering Event)) and Exhibit C-2 Funds Withheld Investment Guidelines (Post-Triggering Event) to the Coinsurance Agreement are hereby replaced in their entirety by Exhibit C-1 and Exhibit C-2, respectively, attached hereto.

ARTICLE II

GENERAL PROVISIONS

Section 2.01    Defined Terms. Capitalized terms used in this Amendment that are not defined herein shall have the respective meanings ascribed to them in the Coinsurance Agreement.

Section 2.02    General Provisions. The general provisions set forth in Article XVIII of the Coinsurance Agreement are incorporated herein by reference to the extent applicable, and shall apply to this Amendment mutatis mutandis.

Section 2.03    Ratification. Except as amended hereby, the Coinsurance Agreement shall continue in full force and effect. The Cedant and the Reinsurer hereby expressly ratify and confirm the Coinsurance Agreement as modified hereby.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first set forth above.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kenneth Stewart
Name: Kenneth Stewart
Title: Executive VP, Corporate Development

ATHENE LIFE RE LTD.

By:	/s/ Adam Laing
Name: Adam Laing
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to the Coinsurance Agreement]